 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1996.

                                                   REGISTRATION NO. 333-________
================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ----------------------

                              AMENDMENT NO. 1 TO

                                  FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           ----------------------
                                 AMRE, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                             75-2041737
    (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)              Identification No.)

                           8585 N. STEMMONS FREEWAY
                                 SOUTH TOWER
                              DALLAS, TX  75247
                                (214) 658-6300
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
           AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             JOHN H. KARNES, JR.
                      VICE PRESIDENT AND GENERAL COUNSEL
                           8585 N. STEMMONS FREEWAY
                                 SOUTH TOWER
                              DALLAS, TX  75247
                                (214) 658-6300
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ----------------------



    Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement, subject to certain restrictions contained in agreements between certain of the selling stockholders named herein and AMRE, Inc.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]_________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]
                           ----------------------
                       CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                 Proposed Maximum    Proposed Maximum
         Title of Each Class of                Amount to        Offering Price Per       Aggregate          Amount of
      Securities to be Registered            be Registered             Share         Offering Price(1)  Registration Fee
- -------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $0.01             3,468,641 shares         $20 7/8(1)          $72,407,881          $24,969
 per share
=========================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low sale prices of the Common Stock, as reported on the NYSE, on July 1, 1996.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following sets forth the estimated expenses and costs in connection with the issuance and distribution of the shares of Common Stock being registered hereby. Expenses will be borne by AMRE.

         SEC registration fees  . . . . . . . . . . . . . . .     $  24,969
         NYSE listing fees  . . . . . . . . . . . . . . . . .     $   2,625
         Printing and engraving fees  . . . . . . . . . . . .     $   5,000
         Legal fees and expenses  . . . . . . . . . . . . . .     $  40,000
         Accounting fees and expenses . . . . . . . . . . . .     $  30,000
         Miscellaneous  . . . . . . . . . . . . . . . . . . .     $   7,406
                                                                   --------
               Total    . . . . . . . . . . . . . . . . . . .     $ 110,000
                                                                   ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise.
Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person.

    Article 9 of AMRE's Certificate of Incorporation and Article 11 of AMRE's Bylaws, which provide for indemnification of directors and officers and for the authority to purchase insurance with respect to indemnification of directors and officers, are incorporated herein by reference.

    Article 11 of AMRE's Bylaws provides that AMRE shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of AMRE) by reason of the fact that he is or was or has agreed to become a director, officer, employee or agent of AMRE, or is or was serving or has agreed to serve at the request of AMRE as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law.

    The right to indemnification under Article 11 of AMRE's Bylaws is a contract right which includes, with respect to directors, officers, employees and agents, the right to be paid by AMRE of the costs, charges and expenses incurred in defending a civil or criminal action, suit or proceeding in advance of its disposition; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director and officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to AMRE of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 11 of AMRE's Bylaws or otherwise.

    The Delaware Act was amended in 1986 to provide that Delaware corporations may amend their certificates of incorporation to relieve directors of monetary liability for breach of their fiduciary duty, except under certain circumstances, including breach of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law or any transaction from which the director derived improper personal benefit. Article 9 of AMRE's Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware Act, AMRE's directors shall not be liable to AMRE or its stockholders for monetary damages for breach of their fiduciary duties as a director.

    Finally, individual agreements containing indemnification provisions have been entered into between AMRE and each director of AMRE which contractually obligate AMRE to provide to the directors (i) indemnification, (ii) insurance and (iii) additional indemnification. These agreements are for an unspecified period of time and are intended to indemnify and hold harmless each director to the fullest extent permitted or authorized by applicable law and AMRE's Bylaws.

ITEM 16.  EXHIBITS.


 2.1  -   Agreement and Plan of Merger dated as of October 31, 1995 among AMRE,
          Facelifters Home Systems, Inc., a New York corporation, Facelifters and Merger Sub (incorporated by reference to Exhibit 7.1 to AMRE's Current Report on Form 8-K dated October 31, 1995).

 2.2  -   Amendment No. 1 dated December 12, 1995 to Agreement and Plan of
          Merger dated as of October 31, 1995 among AMRE, Facelifters Home Systems, Inc., a New York corporation, Facelifters and Merger Sub (incorporated by reference to Exhibit 2.3 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

 2.3  -   Amendment No. 2 dated February 12, 1996 to Agreement and Plan of
          Merger dated as of October 31, 1995 among AMRE, Facelifters Home Systems, Inc., a New York Corporation, Facelifters and Merger Sub, as amended (incorporated by reference to Exhibit 2.3 of AMRE's Registration Statement on Form S-4, Registration No. 333- 01755).

 2.4* - Amendment No. 3 dated February 12, 1996 to Agreement and Plan of Merger dated as of October 31, 1995 among AMRE, Facelifters Home Systems, Inc., a New York corporation, Facelifters and Merger Sub, as amended.

 2.5  -   Agreement and Plan of Merger, dated as of December 30, 1995, among
          AMRE, Congressional Merger Sub and Congressional (incorporated by reference to Exhibit 2.1 to AMRE's Annual Report on Form 10-K for the fiscal year ended December 31, 1995).

 2.6  -   Amendment No. 1 dated April 17, 1996 to Agreement and Plan of Merger dated as of December 30, 1995, among AMRE, Congressional Merger Sub and Congressional (incorporated by reference to Exhibit 2.2 to AMRE's Registration Statement on Form S-4, Registration No. 333-02627).

 4.1  -   Rights Agreement, dated as of November 13, 1992, by and between AMRE and The Bank of New York, as successor Rights Agent to The Frost National Bank of San Antonio (incorporated by reference to Exhibit 1 to AMRE's Registration Statement on Form 8-A, dated November 19,
          1992).

 5*   -   Opinion regarding legality.

23.1  -   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.(included in the
          Exhibit 5 opinion filed herewith).

23.2* -   Consent of Arthur Andersen LLP.

23.3* -   Consent of Grant Thornton LLP.

23.4* -   Consent of Deloitte & Touche LLP.

24    -   Power of Attorney (see the signature pages to this Form S-3
          Registration Statement).

27**  -   Financial Data Schedule

_________________

*   Previously Filed.
**  Filed herewith.

Item 17. Undertakings

    The undersigned registrant hereby undertakes that:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;"

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) For the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) For purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 9, 1996.


                                     AMRE, INC.




                                     By: /s/ JOHN H. KARNES, JR.
                                        ---------------------------------------
                                         John H. Karnes, Jr.
                                         Vice President and General Counsel






    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                          TITLE                        DATE
      ---------                          -----                        ----
 /s/ JOHN D. SNODGRASS*          Chairman of the Board           July 9, 1996
- ----------------------------          and Director
     John D. Snodgrass



 /s/ ROBERT M. SWARTZ*          Chief Executive Officer          July 9, 1996
- ----------------------------          and Director
     Robert M. Swartz



 /s/ RONALD L. BLIWAS*                  Director                 July 9, 1996
- ----------------------------
     Ronald L. Bliwas



                                        Director
- ----------------------------
     Dennis S. Bookshester

       SIGNATURE                         TITLE                    DATE
       ---------                         -----                    ----
 /s/ ARTHUR P. FRIGO*                   Director
- ----------------------------
     Arthur P. Frigo



 /s/ MURRAY GROSS*                      Director              July 9, 1996
- ----------------------------
     Murray Gross



 /s/ STEPHEN P. HOLMES*                 Director              July 9, 1996
- ----------------------------
     Stephen P. Holmes



 /s/ JACK L. MCDONALD*                  Director              July 9, 1996
- ----------------------------
     Jack L. McDonald



                                        Director
- ----------------------------
     Robert W. Pittman



                                        Director
- ----------------------------
     Sheldon I. Stein



 /s/ JOHN S. VANDECKO*          Principal Financial and       July 9, 1996
- ----------------------------       Accounting Officer
     John S. Vandecko



*/s/ JOHN H. KARNES, JR.                                      July 9, 1996
- ----------------------------
    John H. Karnes, Jr.

                                EXHIBIT INDEX

EXHIBIT
  NO.                          DESCRIPTION
- -------                        -----------
 2.1  -   Agreement and Plan of Merger dated as of October 31, 1995 among AMRE,
          Facelifters Home Systems, Inc., a New York corporation, Facelifters and Merger Sub (incorporated by reference to Exhibit 7.1 to AMRE's
          Current Report on Form 8-K dated October 31, 1995).

 2.2  -   Amendment No. 1 dated December 12, 1995 to Agreement and Plan of
          Merger dated as of October 31, 1995 among AMRE, Facelifters Home
          Systems, Inc., a New York corporation, Facelifters and Merger Sub
          (incorporated by reference to Exhibit 2.3 to AMRE's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1995).

 2.3  -   Amendment No. 2 dated February 12, 1996 to Agreement and Plan of
          Merger dated as of October 31, 1995 among AMRE, Facelifters Home
          Systems, Inc., a New York Corporation, Facelifters and Merger Sub, as
          amended (incorporated by reference to Exhibit 2.3 of AMRE's
          Registration Statement on Form S-4, Registration No. 333- 01755).

 2.4* -   Amendment No. 3 dated February 12, 1996 to Agreement and Plan of
          Merger dated as of October 31, 1995 among AMRE, Facelifters Home
          Systems, Inc., a New York corporation, Facelifters and Merger Sub, as amended.

 2.5  -   Agreement and Plan of Merger, dated as of December 30, 1995, among
          AMRE, Congressional Merger Sub and Congressional (incorporated by reference to Exhibit 2.1 to AMRE's Annual Report on Form 10-K for the
          fiscal year ended December 31, 1995).

 2.6  -   Amendment No. 1 dated April 17, 1996 to Agreement and Plan of Merger dated as of December 30, 1995, among AMRE, Congressional Merger Sub and Congressional (incorporated by reference to Exhibit 2.2 to AMRE's
          Registration Statement on Form S-4, Registration No. 333-02627).

 4.1  -   Rights Agreement, dated as of November 13, 1992, by and between AMRE and The Bank of New York, as successor Rights Agent to The Frost
          National Bank of San Antonio (incorporated by reference to Exhibit 1 to AMRE's Registration Statement on Form 8-A, dated November 19,
          1992).

 5*   -   Opinion regarding legality.

23.1  -   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.(included in the
          Exhibit 5 opinion filed herewith).

23.2* -   Consent of Arthur Andersen LLP.

23.3* -   Consent of Grant Thornton LLP.

23.4* -   Consent of Deloitte & Touche LLP.

24    -   Power of Attorney (see the signature pages to this Form S-3
          Registration Statement).

27**  -   Financial Data Schedule

_________________

*   Previously Filed.
**  Filed herewith.